                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

THE COMPANY OR ONE OF ITS WHOLLY-OWNED SUBSIDIARIES BENEFICIALLY OWNS THE FOLLOWING PERCENT OF THE OUTSTANDING CAPITAL STOCK, VOTING SECURITIES AND INTERESTS OF EACH OF THE CORPORATIONS AND LIMITED PARTNERSHIPS LISTED BELOW.

                                      STATE OR OTHER
                                      JURISDICTION OF   PERCENT
NAME                                   INCORPORATION     OWNED
                                      ---------------   -------
City Bank                                 Hawaii         100.0%
  CB Technology, Inc.                     Hawaii         100.0%
  Citibank Properties, Inc.               Hawaii          99.9%
  ISL Capital Corporation               California       100.0%
      Hospitality Capital Group, LP     California        50.0%
  ISL Financial Corp.                    Virginia        100.0%
  Pacific Access Mortgage, LLC            Hawaii          50.0%
Datatronix Financial Services, Inc.       Hawaii         100.0%
O.R.E., Inc.                              Hawaii         100.0%

All subsidiaries were included in the consolidated financial statements of the Registrant.